Filed with the Securities and Exchange Commission on April 14, 2006 Registration No. 333-____________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NAYNA NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Nevada	83-0210455
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

4699 Ironsides Drive, Suite 420
Santa Clara, California 95054
(Address of principal executive offices) (Zip code)

Nayna Networks, Inc. 2000 Stock Plan and Nayna Networks, Inc. 2006 Executive Stock Plan
(Full title of the plan)

Naveen S. Bisht President and Chief Executive Officer
Nayna Networks, Inc.
4699 Ironsides Drive, Suite 420
Santa Clara, California 95054
(Name and address of agent for service)

Telephone number, including area code, of agent for service: 408-956-8000.

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

CALCULATION OF REGISTRATION FEE
Title of Securities to be registered[1]	Amount to be registered[2]	Proposed maximum offering price per share[3]	Proposed maximum aggregate offering price[3]	Amount of registration fee

2000 Stock Plan
Common Stock, Par Value $0.0001	5,967,480	$0.19	$1,133,821.20	$121.32

2006 Executive Stock Plan
Common Stock, Par Value $0.0001	5,000,000	$0.19	$950,000.00	$101.65
TOTAL	10,967,480		$2,083,821.20	$222.97

[1]	The securities to be registered include options and purchase rights to acquire Common Stock.
[2]	Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
[3]
Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to the shares subject to the 2000 Stock Plan and the 2006 Executive Stock Plan, the $0.19 price is based upon the average of the high and low prices of the registrant’s Common Stock on April 12, 2006, as reported on the OTC Bulletin Board.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

Nayna Networks, Inc. (the “Company”) hereby incorporates by reference in this registration statement the following documents:

(a) The Company’s latest annual report on Form 10-KSB filed on April 3, 2006, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) containing audited financial statements for the Company’s fiscal year ended December 31, 2005.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

(c) The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 10-SB12G filed on June 25, 2001 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.	Description of Securities

The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.	Interests of Named Experts and Counsel

Inapplicable.

Item 6.	Indemnification of Directors and Officers

The Company is a Nevada corporation. Section 78.7502 of Chapter 78 of the Nevada Revised Statutes empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. No indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

As permitted by statute, the Company’s Articles of Incorporation, as amended, provide in Article Nine that the Company shall indemnify its directors and officers to the fullest extent permitted by the laws of the State of Nevada.

The Company’s Bylaws also empower it to enter into indemnification agreements with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. The Company has entered into agreements with its directors and certain of its executive officers that require the Company to indemnify such persons to the fullest extent permitted under Nevada law against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the Company or any of its affiliated enterprises. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Item 7.	Exemption From Registration Claimed

Inapplicable.

Item 8.	Exhibits

See Exhibit Index.

Item 9.	Undertakings

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on April 14, 2006.

NAYNA NETWORKS, INC.

By:	/s/ Naveen S. Bisht

Name: Naveen S. Bisht Title: President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

The officers and directors of Nayna Networks, Inc. whose signatures appear below, hereby constitute and appoint Naveen S. Bisht and Michael Meyer, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 14, 2006.

Signature	Title

/s/ Naveen S. Bisht	President and Chief Executive Officer and Director (Principal Executive Officer)
Naveen S. Bisht

/s/ Michael Meyer	Chief Financial Officer (Principal Financial and Accounting Officer)
Michael Meyer

/s/ Tsuyoshi Taira	Chairman of the Board of Directors
Tsuyoshi Taira

/s/ Richard Berman	Director
Richard Berman

William O’Conner	Director

/s/ William Boller	Director
William Boller

EXHIBIT INDEX

5	Opinion regarding legality
23.1	Consent of Counsel (included in Exhibit 5)
23.2	Consent of Nareshkumar H. Arora, Certified Public Account
24	Power of Attorney (included in signature pages to this registration statement)
99.1	Nayna Networks, Inc. 2000 Stock Plan
99.2
Nayna Networks, Inc. 2006 Executive Stock Plan, is incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 27, 2006